Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Poker Pro Electronic Table Rake Amount (4)	Slot Win Contribution (5)	e-Bonus Contribution (6)	Weighted Average Number of Slot Machines (7)
October-08	$760,939,428	$65,406,905	8.60%	$-	$16,351,726	$-	6743
November-08	808,521,714	66,786,875	8.26%	-	16,696,719	-	6743
December-08	734,750,207	63,141,690	8.59%	-	15,785,422	-	6744
January-09	718,062,964	62,412,706	8.69%	-	15,603,176	-	6761
February-09	721,942,349	62,840,771	8.70%	-	15,710,193	-	6787
March-09	772,095,285	65,532,736	8.49%	-	16,383,184	-	6772
April-09	738,511,403	64,292,719	8.71%	-	16,073,180	-	6763
May-09	851,267,799	69,898,183	8.21%	-	17,474,546	-	6745
June-09	743,182,987	61,829,535	8.32%	-	15,457,384	-	6747
July-09	826,121,113	69,081,248	8.36%	-	17,270,312	-	6749
August-09	846,075,550	68,990,726	8.15%	-	17,247,681	-	6743
September-09	734,247,009	59,410,982	8.09%	-	14,852,746	94,015	6735

Fiscal Year 2009	$9,255,717,808	$779,625,076	8.42%	$-	$194,906,269	$94,015

October-07	$821,521,436	$71,918,236	8.75%	$-	$17,979,559	$-	6183
November-07	814,349,379	70,474,067	8.65%	48,319	17,630,596	-	6183
December-07	788,633,148	65,928,704	8.36%	57,861	16,496,641	-	6188
January-08	834,387,539	68,256,267	8.18%	67,306	17,080,893	-	6192
February-08	815,848,744	68,970,384	8.45%	53,739	17,256,031	-	6172
March-08	915,520,205	76,771,503	8.39%	61,098	19,208,150	-	6119
April-08	831,401,845	70,146,469	8.44%	49,715	17,549,046	-	5970
May-08	862,203,279	75,142,645	8.72%	38,965	18,795,402	-	5954
June-08	804,717,941	67,828,998	8.43%	24,307	16,963,326	-	5998
July-08	893,675,669	75,876,607	8.49%	22,320	18,974,732	-	6078
August-08	948,185,318	77,540,393	8.18%	19,868	19,390,065	-	6143
September-08	780,520,738	67,004,290	8.58%	-	16,751,073	-	6739

Fiscal Year 2008	$10,110,965,241	$855,858,563	8.46%	$443,498	$214,075,514	$-

(1)	“Slot Handle” is defined as the total amount wagered by patrons on slot machines, including free promotional slot plays, or the e-Bonus program.

(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out.

(3)	“Gross Slot Hold Percentage” is defined as the percentage of Slot Handle that is held by the slot machines played by patrons. Gross Slot Hold Percentage is derived by dividing Gross Slot Win by Slot Handle.

(4)	“Poker Pro Electronic Table Rake Amount” is defined as amounts collected for a hand of electronic poker.

(5)	“Slot Win Contributions” is defined as the portion of Gross Slot Win and Poker Pro Electronic Table Rake Amount that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of Gross Slot Win and Poker Pro Electronic Table Rake Amount, or (b) the greater of (i) 25% of Gross Slot Win and Poker Pro Electronic Table Rake Amount or (ii) $80.0 million.

(6)	“e-Bonus Contribution” is defined as the portion of e-Bonus plays that must be paid to the State of Connecticut on a monthly basis. The contribution is 25% of the value of e-Bonus plays exceeding 5.5% of Gross Slot Win.

(7)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.